UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

May 4, 2022

Date of Report (Date of earliest event reported)

TechnipFMC plc

(Exact name of registrant as specified in its charter)

United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Hadrian House, Wincomblee Road Newcastle Upon Tyne United Kingdom	NE6 3PL
(Address of principal executive offices)	(Zip Code)

+44 191-295-0303

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement

On May 4, 2022, TechnipFMC plc (the “Company”), following a solicitation of consents, entered into a second supplemental indenture (the “Second Supplemental Indenture”) to the certain indenture, dated as of January 29, 2021 (as amended by the first supplemental indenture dated as of February 16, 2021) (collectively, the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank, National Association), as trustee governing the Company’s 6.500% Senior Notes due 2026 (the “2026 Notes”), of which $202,892,000 aggregate principal amount remain outstanding.

The Second Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the Indenture and eliminates certain events of default.

The foregoing description of the Second Supplemental Indenture is qualified in its entirety by reference to the complete text of such supplemental indenture, which is attached to this current report on Form 8-K as Exhibit 4.1, and is incorporated by reference as though fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Supplemental Indenture, dated May 4, 2022, by and among the Company and U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank National Association), as trustee

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

	By:	/s/ Victoria Lazar
Dated: May 4, 2022	Name:	Victoria Lazar
	Title:	Executive Vice President
Chief Legal Officer and Secretary